UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 14, 2020

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

License and Collaboration Agreement

On July 14, 2020, Cytokinetics, Incorporated (“Cytokinetics”) entered into a License and Collaboration Agreement (the “License Agreement”) with Ji Xing Pharmaceuticals Limited (“Ji Xing”), an entity sponsored by investment funds managed or advised by RTW Investments, LP, pursuant to which Cytokinetics granted to Ji Xing an exclusive license to develop and commercialize Cytokinetics’ proprietary small molecule cardiac myosin inhibitor product referred to as CK-274 (the “Product”) in the greater China region, including mainland China, Hong Kong, Macau, and Taiwan.

Under the terms of the License Agreement, Cytokinetics will receive from Ji Xing an upfront payment of $25 million. Cytokinetics may be eligible to receive from Ji Xing milestone payments totaling up to $200 million for the achievement of certain development and commercial milestone events in connection to the Product in the field of obstructive hypertrophic cardiomyopathy (“oHCM”) and/or non-obstructive hypertrophic cardiomyopathy (“nHCM”) and other indications. In addition, Ji Xing will pay to Cytokinetics tiered royalties in the low-to-high teens range on the net sales of the Product in the greater China region, subject to certain reductions for generic competition, patent expiration and payments for licenses to third party patents.

Ji Xing will be responsible for the development and commercialization of the Product at its own cost and is required to use diligent efforts to develop and commercialize the Product in the greater China region. The development of the Product will be initially focused on hypertrophic cardiomyopathy, and Ji Xing will have the opportunity to participate in Cytokinetics’ global pivotal clinical trials of the Product. Cytokinetics will supply the Product to Ji Xing either as a finished product or as an active pharmaceutical ingredient.

The License Agreement, unless terminated earlier, will continue on a market-by-market basis until expiration of the relevant royalty term. Ji Xing has the right to terminate the License Agreement for convenience. Each party may terminate the License Agreement for the other party’s uncured material breach, insolvency, or failure to perform due to extended force majeure events. Cytokinetics may also terminate the License Agreement if Ji Xing challenges Cytokinetics’ patents or undergoes certain change of control transactions. Product rights will revert to Cytokinetics upon termination, and, under certain circumstances, subject to a low single digit royalty payment on the net sales of the Product in the greater China region.

The foregoing description of the material terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement, a copy of which Cytokinetics intends to file, with confidential terms redacted, with the United States Securities and Exchange Commission (the “SEC”) as an exhibit to Cytokinetics’ Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Funding Agreement

On July 14, 2020, Cytokinetics entered into a Funding Agreement (the “Funding Agreement”) with Dolya Holdco 19 Designated Activity Company (“RTW”), an affiliate of RTW Investments, LP. Pursuant to the Funding Agreement, RTW has committed to provide up to $90 million (“Funding Commitment”) to fund Cytokinetics’ development and commercialization of the Product in nHCM and oHCM. $45 million of the Funding Commitment will be available, at Cytokinetics’ option, if certain clinical trial milestones of the Product for oHCM are achieved by January 14, 2023, and $45 million of the Funding Commitment will be available, at Cytokinetics’ option, if certain clinical trial milestones of the Product for nHCM are achieved by January 14, 2024. If Cytokinetics develops the Product in another indication, RTW and Cytokinetics will negotiate an additional funding commitment from RTW to fund Cytokinetics’ development and commercialization of the Product in such other indication (other than oHCM or nHCM).

In exchange for the Funding Commitment and upon receipt of such funding from RTW, Cytokinetics has agreed to make payments to RTW (“Product Royalty Payment”) equal to 2%, if RTW funds $45 million of the Funding Commitment, or 4%, if RTW funds the full $90 million of the Funding Commitment, in each case in respect of net sales of the Product by Cytokinetics and any of its licensees in the United States, the European Union, Switzerland, the United Kingdom and certain other countries in Europe (the “Territory”). The Product Royalty Payment with respect to the Product in a country in the Territory will be terminated upon the later of (i) the last patent expiration of patents related to the Product in such country and (ii) the expiration of regulatory exclusivities for the Product in such country.

The Funding Agreement contains customary representations and warranties of Cytokinetics and RTW, including with respect to organization, authorization and tax matters, and certain covenants with respect to payment, reports, intellectual property, out-licenses, and certain other actions with respect to the Product. After Cytokinetics receives funding from RTW and until such time that RTW receives Product Royalty Payments above a certain agreed threshold, (i) RTW will be granted a security interest in the intellectual property located in the United States and accounts receivable related to the Product and (ii) Cytokinetics will be subject to a negative pledge in respect of certain assets related to the Product.

The Funding Agreement contains customary conditions to disbursement, which may include the consent of Cytokinetics’ senior secured lenders at the time of disbursement.

The foregoing description of the material terms of the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Funding Agreement, a copy of which Cytokinetics intends to file, with confidential terms redacted, with the SEC as an exhibit to Cytokinetics’ Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Royalty Purchase Agreement.

On July 14, 2020, Cytokinetics entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”) with RTW, pursuant to which Cytokinetics will sell its right to receive certain payments on the net sales of products containing the compound mavacamten, a cardiac myosin inhibitor (“Mavacamten Royalty”) under the Research Collaboration Agreement, dated August 24, 2012, between Cytokinetics and MyoKardia, Inc. (as amended, the “Collaboration Agreement”) to RTW for an one-time payment of $85 million. Such purchase price will be paid to Cytokinetics at a closing, which is expected to occur on or before October 12, 2020 or such later date as may be agreed by the parties. The closing of the transactions contemplated by the Royalty Purchase Agreement are subject to customary closing conditions, as well as the parties obtaining the consent of MyoKardia to the sale of the Mavacamten Royalty to RTW, as well as obtaining the consent of its senior secured lenders, Oxford Finance LLC and Silicon Valley Bank.

The Royalty Purchase Agreement contains customary representations and warranties of Cytokinetics and RTW, including with respect to organization, authorization and tax matters, and certain covenants with respect to royalty payments, and certain other actions with respect to the Collaboration Agreement.

The foregoing description of the material terms of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, a copy of which Cytokinetics intends to file, with confidential terms redacted, with the SEC as an exhibit to Cytokinetics’ Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Common Stock Purchase Agreements

On July 14, 2020, Cytokinetics entered into Common Stock Purchase Agreements (each, a “CSPA”) with each of RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited (collectively, the “RTW Investors”).

The CSPAs provide for the sale and issuance of an aggregate of 2,000,000 shares of common stock of Cytokinetics (the “Shares”) at a price per share of $25.00 and an aggregate purchase price of $50 million, and the closing is to occur on July 14, 2020. The RTW Investors have agreed to certain trading and other restrictions with respect to the Shares, including a restriction on sales or other transfers of the Shares, subject to certain exceptions, for a period of two years from the closing date, which period will be extended if Cytokinetics initiates a pivotal clinical trial of CK-274 in oHCM or nHCM prior to the end of such two year period.

The foregoing description of the material terms of the CSPAs does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of CSPA, a copy of which Cytokinetics intends to file, with confidential terms redacted, with the SEC as an exhibit to Cytokinetics’ Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the closing of the transactions contemplated by the Royalty Purchase Agreement and the timing thereof. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including those related to the satisfaction of closing conditions, including Cytokinetics’

ability to obtain the consent of MyoKardia to the sale of the Mavacamten Royalty to RTW, as well as obtaining the consent of its senior secured lenders, Oxford Finance LLC and Silicon Valley Bank. For further information regarding risks related to Cytokinetics’ business, investors should refer to the Risk Factors set forth in the Company’s Quarterly Report on Form 10-Q filed with Securities and Exchange Commission for the quarter ended March 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: July 14, 2020	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer